UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 12th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 998-6475

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On June 17, 2019, Seelos Therapeutics, Inc. (the "Company") entered into an Equity Distribution Agreement (the "Equity Distribution Agreement") with Piper Jaffray & Co., as sales agent (the "Agent"), pursuant to which the Company may offer and sell, from time to time, through the Agent (the "Offering") up to $50,000,000 in shares of its common stock (the "Shares"). Any Shares offered and sold in the Offering will be issued pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "SEC") on November 2, 2017, as amended on December 1, 2017 (the "Registration Statement") and declared effective on December 7, 2017, the prospectus supplement relating to the Offering filed with the SEC on June 17, 2019 and any applicable additional prospectus supplements related to the Offering that form a part of the Registration Statement. The number of Shares eligible for sale under the Equity Distribution Agreement will be subject to the limitations of General Instruction I.B.6 of Form S-3.

Subject to the terms and conditions of the Equity Distribution Agreement, the Agent will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company's instructions. Under the Equity Distribution Agreement, the Agent may sell the Shares by any method permitted by law deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), including sales made directly on the Nasdaq Capital Market or on any other existing trading market for the Shares. Subject to the Company's prior written consent, the Agent may also sell Shares by any other method permitted by law, including but not limited to in privately negotiated transactions.

The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Equity Distribution Agreement. The Offering will terminate upon the earlier of (i) the sale of all of the Shares, or (ii) the termination of the Equity Distribution Agreement according to its terms by either the Company or the Agent. The Company and the Agent may each terminate the Equity Distribution Agreement at any time by giving advance written notice to the other party as required by the Equity Distribution Agreement.

Under the terms of the Equity Distribution Agreement, the Agent will be entitled to a commission at a fixed rate of 3.0% of the gross proceeds from each sale of Shares under the Equity Distribution Agreement. The Company will also reimburse the Agent for certain expenses incurred in connection with the Equity Distribution Agreement, and agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The Company currently intends to use any net proceeds from the Offering for working capital and general corporate purposes.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the form of the Equity Distribution Agreement filed as Exhibit 1.1 hereto, which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

The opinion of the Company's counsel regarding the validity of the Shares is filed as Exhibit 5.1 hereto. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits
Number	Description
1.1	Equity Distribution Agreement, dated as of June 17, 2019, by and between Seelos Therapeutics, Inc. and Piper Jaffray & Co.
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: June 17, 2019	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer, President and Interim Chief Financial Officer